UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2014
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 7 - Regulation FD Disclosure
Item 7.01 - Regulation FD Disclosure.

A copy of the letter accompanying the 2013 Annual Report of ACCO Brands Corporation (the “Company”) from the Company's President and Chief Executive Officer, which was first made available to stockholders of the Company on March 28, 2014, is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information contained in or furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, unless specifically incorporated by reference therein. This report will not be deemed a determination or an admission as to the materiality of any information contained in or furnished under Item 7.01 of this report that is required to be disclosed solely by Regulation FD. The information in and furnished under Item 7.01 of this report may be accurate only as of the date hereof and is subject to change. The Company does not assume any obligation to update the information furnished with this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

99.1    2013 Annual Report Stockholder Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	March 28, 2014	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President
General Counsel, and Secretary

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

99.1        2013 Annual Report Stockholder Letter.